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                                                                    EXHIBIT 10.1

                      EIGHTH AMENDMENT TO CREDIT AGREEMENT


          EIGHTH AMENDMENT TO CREDIT AGREEMENT dated as of April 22, 1997 (this "Amendment") among Physician Corporation of America (the "Borrower"), the banks listed on the signature pages hereof (the "Lenders"), Citibank, N.A., as issuing bank (the "Issuing Bank"), and Citibank, N.A., as agent for the Lenders and Issuing Bank (the "Agent").


PRELIMINARY STATEMENTS:

          1. The Borrower, the Lenders, the Issuing Bank and the Agent are parties to that certain Revolving Credit Agreement dated as of October 27, 1994, as amended by an Amendment to Credit Agreement and Consent to Acquisition dated as of September 22, 1995, by a Second Amendment to Credit Agreement dated as of March 29, 1996, by a Third Amendment to Credit Agreement dated as of April 5, 1996, by a Fourth Amendment and Consent Agreement dated as of June 10, 1996, by a Fifth Amendment and Waiver Agreement dated as of November 25, 1996, by a Sixth Amendment and Waiver Agreement dated as of January 8, 1997 and by a Seventh Amendment to Credit Agreement dated as of February 14, 1997, (such Revolving Credit Agreement, as so amended and as further amended, supplemented or otherwise modified and in effect from time to time being the "Credit Agreement"). Capitalized terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined; and capitalized terms defined in Section 1 hereof are used elsewhere herein as so defined (without regard to the conditions to effectiveness in Section 4 hereof).

          2. The Borrower has requested that the Issuing Bank and the Lenders amend the Credit Agreement to, among other things, extend the Termination Date, on the terms and subject to the conditions hereof.

          3. The Issuing Bank and the Lenders are willing to agree to such amendments requested by the Borrower, on the terms and subject to the conditions hereof.

          NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, the parties hereto agree as follows:

          SECTION 1. AMENDMENTS TO CREDIT AGREEMENT. (a) (i) The definition of "Applicable Base Rate Margin" set forth in Section 1.01 of the Credit Agreement is hereby amended in its entirety so as to read in full as follows:

               "'APPLICABLE BASE RATE MARGIN' means (i) at all times during the period from April 1, 1997 through July 31, 1997, 3% and (ii) at all times thereafter, 4%."

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          (ii) The definition of "Fifth Amendment Termination Date" set forth in
     Section 1.01 of the Credit Agreement is hereby deleted in its entirety.

          (iii)     The definition of "Termination Date" set forth in Section
     1.01 of the Credit Agreement is hereby amended in its entirety so as to read in full as follows:

               "'TERMINATION DATE" means (x) October 1, 1997 or (y) such earlier date of declaration of the Advances, the Notes, all interest thereon and all other amounts payable hereunder to be forthwith due and payable pursuant to Section 7.01 or otherwise."

          (iv) The definition of "Loan Documents" set forth in Section 1.01 of the Credit Agreement is hereby amended in its entirety so as to read in full as follows:

               "'LOAN DOCUMENTS' means this Agreement, the Notes, the Fee Letter, the Second Amendment, the Borrower Pledge Agreement (including, without limitation, the Amendment to Borrower Pledge Agreement delivered pursuant to the Fourth Amendment), each of the Guaranties, Security Agreements and other documents delivered by the Borrower or any of its Subsidiaries pursuant to Section 6 of the Second Amendment, the Fourth Amendment, the PFI Consideration Pledge Agreement (including, without limitation, the Amendment to Borrower Security Agreement delivered pursuant to the Fifth Amendment), the PFI Consideration Consent Agreement, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, the Eighth Amendment and any document delivered by the Borrower for the benefit of the Lenders, Issuing Bank or Agent in connection with the Sierra Subordinated Note, in each case as amended, supplemented or otherwise modified from time to time."

     (b) Section 1.01 of the Credit Agreement is hereby amended by the addition of the following definitions thereto:

          "ACHA CONTRACT" means the contract, effective July 1, 1996, between PCA Family Health Plan, Inc. and the State of Florida's Agency for Health Care Administration.

          "ASES CONTRACTS" means the contracts, dated November 9, 1995 and March 10, 1997, between PCA Health Plans of Puerto Rico, Inc. and the Puerto Rico Health Insurance Administration.

          "EIGHTH AMENDMENT" means the Eighth Amendment to Credit Agreement dated as of April 22, 1997 among the Borrower, the Lenders parties thereto, the Issuing Bank and the Agent.

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          "MEDICARE CONTRACTS" means the contracts, dated January 1, 1997, between PCA Health Plans of Florida, Inc. and the Department of Health and Human Services and PCA Health Plans of Texas, Inc. and the Department of Health and Human Services:

     (c) Section 2.07(b) of the Credit Agreement is hereby amended in its entirety so as to read in full as follows:

          "(b) DEFAULT INTEREST. Upon the occurrence and during the continuance of an Event of Default set forth in Section 7.01(a), (e) or (m) of the Credit Agreement, the Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender and, to the fullest extent permitted by law, on the unpaid amount of all interest, fees and other amounts payable hereunder and under the other Loan Documents, payable in arrears on demand by the Agent and on the date such amount shall be paid in full, at a rate per annum equal at all times to 5% per annum above the interest rate then applicable to Base Rate Advances (computed on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest in payable), and upon the occurrence and during the continuance of any other Event of Default, the Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender and, to the fullest extent permitted by law, on the unpaid amount of all interest, fees and other amounts payable hereunder and under the other Loan Documents, payable in arrears on demand by the Agent and on the date such amount shall be paid in full, at a rate per annum equal at all times to 2% per annum above the interest rate then applicable to Base Rate Advances (computed on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest is payable)."

     (d) Section 6.03(a) of the Credit Agreement is hereby amended in its entirety so as to read in full as follows:

          "(a) NET WORTH. Permit the Consolidated Net Worth of the Borrower and its Subsidiaries on any date of determination after March 31, 1997 to be less than the sum of (A) ($63,239,000) (exclusive of any change from any unrealized gain or loss in investments) plus (B) an amount equal to 75% of the aggregate amount of the Consolidated Net Income of the Borrower and its Subsidiaries for each calendar month ending after March 31, 1997 but before such date of determination (the amount such Consolidated Net Income to be computed without regard to any net loss in any month)."

     (e) Section 6.03(e) of the Credit Agreement is hereby amended in its entirety so as to read in full as follows:

          "(e) EBITDA. Permit the Consolidated EBITDA of the Borrower and its Subsidiaries for any month as determined as at the end of such month (i)

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     for each month ending to and including June 30, 1997, to be less than an amount that allows the Interest Coverage Ratio for such calendar month to be 1.00 to 1.00 or greater and (ii) for each month ending thereafter, to be less than an amount that allows the Interest Coverage Ratio for such calendar month to be 2.00 to 1.00 or greater."

     (f) Section 7.01(e) of the Credit Agreement is amended by adding at the end thereof before "or" the following proviso:

          "PROVIDED, HOWEVER, an Event of Default shall not be deemed to occur if any proceeding shall be instituted by PCIC or Solutions or by the State of Florida Department of Insurance against either PCIC or Solutions seeking liquidation, reorganization, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or the entry of an order for relief or the appointment of a receiver, transfer or similar official for it or any substantial part of its property"

     (g) Section 7.01(f) of the Credit Agreement is amended by adding at the end thereof before "or" the following proviso:

          "PROVIDED, HOWEVER, notwithstanding the foregoing, an Event of Default shall be deemed to occur in the event any judgment or order is rendered against the Borrower or any of its Subsidiaries (other than PCIC or Solutions) for the benefit of the State of Florida Department of Insurance"

     (h) Section 7.01(q) of the Credit Agreement is amended by adding "or" after the semicolon at the end of such subsection and adding a new subsection
(r) after such subsection (q) to read as follows:

          "(r) Any of the ACHA Contract, ASES Contracts or Medicare Contracts shall terminate or be amended or modified (without appropriate material consideration to the Borrower for such amendment or modification) so as to materially increase the respective obligations thereunder of the Borrower's Subsidiary party thereto or materially reduce the respective benefits thereunder to which the Borrower's Subsidiary party thereto is entitled;"

          SECTION 2. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants as follows:

          (a) All representations and warranties of the Borrower contained in the Credit Agreement, both before and after giving effect to Section 1 hereof, are true in all material respects (except for any such representation or warranty (or portion thereof) that is qualified by reference to a specific materially standard, in which case such representation or warranty is true in all respects).

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                                        5

          (b) Without limiting the representations and warranties made in subsection (a) above or in the Credit Agreement, no authorization, consent, approval or other action by, and no notice to or filing with, any HMO Regulator or Insurance Regulator is required for, and no HMO Event, Insurance Event or violation of the HMO Regulations or Insurance Regulations would result from, the due execution, delivery or performance by the Borrower or any Loan Party of this Amendment or any of the Loan Documents and other documents to be delivered to be delivered in connection herewith.

          SECTION 3. REFERENCE TO AND EFFECT ON LOAN DOCUMENTS. (a) On and after the date hereof, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import referring to the Credit Agreement, and each reference to the Credit Agreement in the other Loan Documents, shall mean and be a reference to the Credit Agreement as amended hereby.

          (b) Except as specifically amended under Section 1 hereof and as provided in Section 5 hereof, each of the Credit Agreement and each other Loan Document shall remain in full force and effect and is hereby ratified and confirmed.

          (c) The Borrower acknowledges and agrees that, except to the extent specifically amended under Section 1 hereof and as provided in Section 5 hereof, it is obligated to comply with each and every term, covenant, agreement and condition applicable to it under the Credit Agreement or the other Loan Documents. The execution, delivery and effectiveness of this Amendment shall not otherwise operate as a waiver of any right, remedy or privilege of any Lender, the Issuing Bank or the Agent under the Credit Agreement or any other Loan Document, any and all of which rights, remedies and privileges are reserved.

          SECTION 4. CONDITIONS AND EFFECTIVENESS. Section 1 of this Amendment shall become effective as of April 22, 1997, if and only if all of the following conditions precedent are satisfied on or before April 22, 1997:

          (a) The Agent shall have received counterparts of this Amendment duly executed by the Borrower, the Issuing Bank and each Lender and a counterpart of the Consent of Guarantor attached hereto duly executed by the Guarantor.

          (b) The Agent shall have received the following, in form and substance satisfactory to the Agent, the Issuing Bank and the Majority Lenders (unless otherwise specified) and in sufficient copies for the Agent, Issuing Bank and each Lender:

               (i) A certificate, duly executed by the Borrower's Chief Executive Officer or Chief Financial Officer, certifying that on such date (i) after giving effect to Section 1 hereof, no Default or Event

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          of Default has occurred and is continuing and (ii) the representations and warranties set forth in Section 2 hereof are true on and as of such date.

               (ii) Certified copies of the resolutions of the Board of Directors of the Borrower approving this Amendment, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to each such Loan Document.

               (iii) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Amendment.

               (iv) A legal opinion from Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quintal, P.A., counsel to the Borrower, as to this Amendment and the Credit Agreement, as amended hereby, in form and substance satisfactory to the Agent.

          (c) The Borrower shall have paid to the Agent, in immediately available funds for the rateable account of the Lenders, a fee in the amount of 1.00% of the aggregate amount of the Advances and Letter of Credit Liability outstanding on the date hereof.

          (d) The Borrower shall have paid all amounts accrued and payable under Section 9.04 of the Credit Agreement to the extent that request for such payment has been made to the Borrower.

          SECTION 5.     COVENANTS.     (a)  ADDITIONAL FEE.  The Borrower
agrees that in the event the Borrower does not deliver to the Agent on or before July 31, 1997 either (a) a commitment letter or other binding agreement (in either case in form and substance satisfactory to the Majority Lenders) between the Borrower and one or more lenders or investors (satisfactory to the Majority Lenders) providing for the commitment of such lender or lenders or investors to provide financing to the Borrower sufficient to enable the Borrower to pay all Obligations in full (including, without limitation, replacement and termination of any outstanding Letter of Credit) on or before October 1, 1997 or (b) a definitive agreement (in form and substance satisfactory to the Majority Lenders) for the sale or merger of the Borrower or the sale of all or a substantial portion of the assets of the Borrower, executed by the Borrower and the other party or parties thereto, with such transaction proposed to be consummated on or before October 1, 1997 and with such transaction to include the payment of all Obligations in full (including, without limitation, replacement and termination of any outstanding Letter of Credit) on or before October 1, 1997, then on July 31, 1997, the Borrower shall pay to the Agent, in immediately available funds for the ratable account of the Lenders, a fee in the amount of 1.00% of the aggregate amount of the Advances and Letter of Credit Liability outstanding on such date (after giving effect to any payment of such

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Advances or reduction in Letter of Credit Liability made on such date).  Without limiting any provision of any Loan Document, such fee shall be payable in addition to interest at the applicable rate under the Credit Agreement and all other amounts payable under the Loan Documents.

          (b) MONTHLY REPORT. So long as any Obligations remain unpaid, as soon as available and in any event within 30 days after the end of each calendar month, the Borrower shall deliver to the Agent and each Lender a report, as of the end of such calendar month, as to the Borrower's and its Subsidiary's capital requirements calculations for Medicare Contracts.

          SECTION 6. WAIVER/RELEASE OF COLLATERAL. (a) Notwithstanding anything to the contrary in the Credit Agreement, the Lenders, the Issuing Bank and the Agent hereby consent to (and waive any Default which would otherwise arise as a result thereof) a PCIC Resolution (as hereinafter defined), provided that no Default or Event of Default (excluding any Default or Event of Default arising solely by the transactions contemplated by the PCIC Resolution) exists at the time of the PCIC Resolution.

          (b) "PCIC Resolution" means a transaction or series of transactions, each of which has been duly approved by the Board of Directors of the Borrower, including the transfer of the stock or certain or all of the assets of PCIC or Solutions or claims to either of its future earnings or cash flow, the incurrence of liens on the assets of either PCIC or Solutions or the incurrence of direct or indirect obligations by either PCIC or Solutions, or any combination of the foregoing, which in all cases are for the benefit of the State of Florida Department of Insurance or other appropriate third parties and which in each case is required or appropriate in order to reduce, minimize or resolve the deficit (within the meaning of the regulations of the State of Florida Department of Insurance) of PCIC and to limit or reduce any related claims against the Borrower.

          (c) On or before the date of any transaction within the meaning of PCIC Resolution, to the extent needed, the Lenders, the Issuing Bank and the Agent agree to release their security interest in the stock of PCIC or the stock or assets of Solutions, as the case may be, and the Agent is accordingly authorized in connection therewith to deliver to the Borrower such stock or an appropriately completed uniform commercial code termination statement, as the case may be.

          SECTION 7. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same agreement.

          SECTION 8. RELEASE. The Borrower and each of its agents, employees, directors, officers, affiliates, subsidiaries, successors and assigns (each such person individually, a "Releasing Party" and, collectively, the "Releasing Parties") each hereby release and forever discharge each of the Lenders, the Issuing Bank and the Agent and all of their respective agents, direct and indirect shareholders, employees, directors, officers, attorneys, affiliates, subsidiaries, successors and assigns (each such person individually,

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a "Released Party" and, collectively, the "Released Parties") of and from all damage, loss, claims, demands, liabilities, obligations (except for any such obligations pursuant to the terms of the Credit Agreement, as amended hereby), actions and causes of action whatsoever (collectively, "Claims") the Releasing Parties and each of them may, as of the date hereof, have or claim to have against each of the Released Parties, in each case whether presently known or unknown and of every nature and extent whatsoever on account of or in any way relating to, arising out of or based upon the Credit Agreement or any other Loan Document or the negotiation or documentation thereof or the transactions contemplated thereby, including, without limitation, all such loss or damage of any kind heretofore sustained, or that may arise as a consequence of the dealings between the parties up to the date hereof in connection with or in any way related to this Amendment. Each Releasing Party further covenants and agrees that it has not assigned heretofore, and will not hereafter sue any Released Party upon, any Claim released or purported to be released hereunder, and the Borrower shall indemnify and hold harmless such Released Parties against any loss or liability on account of any actions brought by any Releasing Party or its assigns or prosecuted on behalf of any Releasing Party and relating to any Claim released or purported to be released hereunder. This agreement and covenant on the part of the Releasing Parties, respectively, is contractual, and not a mere recital, and the parties hereto acknowledge and agree that no liability whatsoever is admitted on the part of any party with respect to any Claim released or purported to be released hereunder.

          SECTION 9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized, as of the date first above written.

                              THE BORROWER:

                              PHYSICIAN CORPORATION OF AMERICA


                              By:_______________________________________
                                 Name:
                                 Title:

                              THE LENDERS AND ISSUING BANK:

                              CITIBANK, N.A., as Lender and as Issuing Bank

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                                        9

                              By:_______________________________________
                                 Name:
                                 Title:

                              FIRST UNION NATIONAL BANK OF NORTH CAROLINA

                              By:_______________________________________
                                 Name:
                                 Title:

                              NATIONSBANK OF TENNESSEE

                              By:_______________________________________
                                 Name:
                                 Title:

                              NATIONSBANK, NATIONAL ASSOCIATION (MID-WEST)
                              (formerly known as Boatmen's First National Bank of Kansas City)

                              By:_______________________________________
                                 Name:
                                 Title:

                              SUNTRUST BANK, MIAMI, N.A.

                              By:_______________________________________
                                 Name:
                                 Title:

                              THE BANK OF NOVA SCOTIA

                              By:_______________________________________
                                 Name:
                                 Title: